UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 15, 2010, the Reporting Company entered into amended and restated employment agreements with its Chairman and Chief Executive Officer, Mark O’Brien, its President and Chief Operating Officer, Charles Cauthen and its Vice President, Chief Financial Officer and Treasurer, Kimberly Perez (the “Executive Officers”). All of the Executive Officers had previously entered into contracts with the Company’s predecessor JWH Holding Company, LLC dated December 23, 2008 as further described in the proxy statement/ prospectus forming a part of Amendment No. 4 to the Registrant’s Registration Statement on Form S-4, Registration No. 333-155091, as filed with the Securities and Exchange Commission on February 17, 2009. In addition to the revised terms and conditions set forth below, the Executive Officers will no longer be entitled to (a) a gross up payment to cover any excise tax in the event that any portion of any severance payment to which they might be entitled under their respective contracts would constitute an excess parachute payment, or (b) a vehicle allowance as part of any severance payment to which they might be entitled. The following is a description of the material terms and conditions of the amended and restated agreements:

 Mark J. O’Brien Employment Agreement (the “O’Brien Agreement”) The term of the O’Brien Agreement expires on April 12, 2012 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the O’Brien Agreement, Mr. O’Brien is entitled to an annual base salary of $500,000, subject to such periodic increase (but not decrease) as may be approved by the Company’s Compensation Committee. Mr. O’Brien is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. In addition, Mr. O’Brien is entitled to participate in the Company’s group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. O’Brien is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses and a monthly auto allowance of $2,000. Mr. O’Brien is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $625,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years.

Generally, Mr. O’Brien’s contract provides the following termination benefits:

•	In the event of Mr. O’Brien’s death, Retirement (with retirement eligibility arising upon reaching the age of 60 or having a combination of age and years of service with the Company exceeding 70) or Disability (generally defined as inability or failure to perform the employee’s duties for a period of 90 consecutive days or 120 days during any 12 month period due to any physical or mental illness or impairment; or a determination by a medical doctor that the employee is unable to perform his or her duties due to physical or mental illness or impairment), Mr. O’Brien will receive (i) his unpaid annual base salary through the date of termination, plus payment of any unpaid bonus amount for any year prior to the year of termination (collectively, the “Compensation Payments”), (ii) any accrued but unused vacation days (the “Vacation Payment”), and (iii) the Annual Bonus for the fiscal year in which the termination occurs, pro rated for the period of employment in the year up to the date of termination (the “Prorated Bonus”).

•	In the event Mr. O’Brien is subjected to involuntary termination other than for Cause (defined generally as the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony which is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties), or Disability, or he terminates his employment as a result of Constructive Termination (defined generally as a breach of the O’Brien Agreement by the Company, a material diminution of position, duties, responsibility or pay, or forced relocation of his primary job location more than 50 miles from Tampa, Florida), the Company will (i) pay the Compensation Payments, the Vacation Payment, and the Prorated Bonus, (ii) continue to pay his base salary and Annual Bonus, for a period of 18 months after termination; and (iii) continued participation in benefits until the earlier of the 18-month anniversary of the termination date or Mr. O’Brien is eligible to receive comparable benefits from subsequent employment or government assistance. In order to receive the foregoing severance, Mr. O’Brien would be required to execute a general release of claims and he would, for a period of eighteen months following any termination of employment be bound by non-competition, non-solicitation and non-disparagement obligations.

•	Regarding unvested equity in the event of termination of employment, unvested equity will vest and become payable in the event that Mr. O’Brien’s employment is terminated due to his death, Retirement, Disability, or in the event Mr. O’Brien terminates his employment due to an event of Constructive Termination. Unvested equity would also vest and become payable in the event of a Change in Control of the Company (defined as a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5)); however, Mr. O’Brien would not have a right to terminate his employment and receive severance solely as a result of a Change in Control. In the event of termination for reasons other than those described above, equity not yet vested as of the date of termination would be forfeited but vested equity would not.

Charles E. Cauthen Employment Agreement (the “Cauthen Agreement”). The term of the Cauthen Agreement is one year from March 15, 2010 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Cauthen Agreement, Mr. Cauthen is entitled to an annual base salary of $400,000, subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Mr. Cauthen is also entitled to an annual target bonus of 100% of his base salary, with a potential maximum annual bonus payment of 200% of base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the cap) than his target bonus. In addition, Mr. Cauthen is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Mr. Cauthen is entitled to 30 days of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,500. Mr. Cauthen is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $420,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Mr. Cauthen as for Mr. O’Brien; provided, however, that in addition to the terms afforded Mr. O’Brien, Mr. Cauthen may choose to terminate his employment in the event that he is not chosen as a successor to Mr. O’Brien as CEO of the Company in which case he would receive salary and bonus continuation for one year from the date of his termination. The foregoing one year severance is subject to (i) Mr. Cauthen continuing in his role for a period of one year following the appointment of a new CEO, (ii) his providing notice of his intention to terminate at least 60 days prior to the one year anniversary of the appointment of a new CEO and (iii) his execution of a general release of claims against the Company.

Kimberly A. Perez Employment Agreement (the “Perez Agreement”). The term of the Perez Agreement is one year from March 15, 2010 and renews automatically for successive one year terms unless terminated prior thereto by either party. Under the Perez Agreement, Ms. Perez is entitled to an annual base salary of $236,010, subject to such periodic increase (but not decrease) as may be approved by our Compensation Committee. Ms. Perez is also entitled to an annual target bonus of 60% of her base salary with a maximum of 120% of her base salary; provided, however, that the actual bonus in any year is subject to attaining individual and corporate performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher than her target bonus. In addition, Ms. Perez is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated. Ms. Perez is entitled to four weeks of vacation annually as well as reimbursement of reasonable out-of-pocket business expenses, along with a monthly auto allowance of $1,000. Ms. Perez is also entitled to participate in our long term incentive plan, with an annual incentive opportunity of $200,000. Unless contrary provisions are set forth in the equity plan, any awards of equity are required to vest over a maximum of three years and have an expiration date of at least ten years. The terms of severance in the event of termination of employment are the same for Ms. Perez as for Mr. O’Brien except that the period of severance is for 12 months from the date of termination.

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 19, 2010	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President,
General Counsel and Secretary

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